Exhibit 99.1
ITW Reports Record Third Quarter 2016 Financial Results

•	GAAP EPS of $1.50 (+8%)

•	Record quarterly operating margin of 23.1% (23.9% excluding EF&C acquisition dilution)

•	Record quarterly operating income of $808 million (+6%)

•	Record after-tax ROIC of 23% (+140 basis points vs. year ago)

•	Total revenue +4%, Organic revenue +2% (including ~1% negative PLS impact)

•	FCF of 101% of net income

•	Raising full-year 2016 GAAP EPS guidance mid-point

GLENVIEW, Ill., October 20, 2016 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported third quarter 2016 diluted earnings per share (EPS) of $1.50, an 8% increase compared to the year-ago period. Currency translation reduced EPS by $0.02 in the quarter. Operating margin increased 40 basis points to 23.1%, including 80 basis points of margin dilution from the third quarter 2016 acquisition of Engineered Fasteners & Components (EF&C). Excluding the EF&C dilution impact, third quarter operating margin was 23.9%. Operating income of $808 million was up 6%, and after-tax return on invested capital increased by 140 basis points to 23%. Organic revenue increased 2% and the company’s ongoing Product Line Simplification (PLS) activities reduced organic revenue growth by approximately 1 percentage point.

"The ITW team delivered another quarter of quality execution and earnings growth marked by all-time record operating income and continued strong margin expansion driven by our Enterprise Strategy initiatives. In addition, continued progress in executing our pivot to growth in combination with our diversified portfolio of seven highly differentiated businesses allowed us to deliver positive organic growth in the third quarter despite a macro environment that remains challenging,” said E. Scott Santi, Chairman and Chief Executive Officer.

Third Quarter Highlights

•	Total revenue was $3.5 billion, an increase of 4%. Organic revenue grew 2% with 1% growth in North America and 3% in International.

•
Operating margin improved 40 basis points to 23.1%, an all-time record for the company, as enterprise initiatives contributed 120 basis points. The acquisition of EF&C diluted operating margin by 80 basis points. Excluding the EF&C dilution impact, third quarter operating margin was 23.9%.

•	Operating income grew 6% to an all-time quarterly record of $808 million.

•	GAAP EPS of $1.50 increased 8% due to strong margin performance. Currency translation reduced EPS by $0.02 in the quarter.

•	After-tax return on invested capital was 23%, an all-time high and an increase of 140 basis points.

•	Free cash flow was solid at 101% of net income. Share repurchases totaled $500 million and the company announced an 18% dividend increase on August 5, 2016.

•
Six of seven segments achieved positive organic revenue growth as Automotive OEM and Test & Measurement/Electronics both grew 7%, Construction Products grew 2%, Polymers & Fluids and Food Equipment Group both grew 1% and Specialty Products grew 0.1%. Welding declined by 9%.

•
All seven segments achieved operating margin at or above 21% with Food Equipment at 27.4%, Welding at 26.5%, Specialty Products at 26.1%, Automotive OEM at 21.8% (25.5% excluding EF&C), Construction at 22.6%, Test & Measurement/Electronics and Polymers & Fluids both at 21%.

2016 Guidance
ITW is raising its 2016 full-year GAAP EPS guidance range to $5.56 to $5.66, a year-over-year increase of 9% at the mid-point. Consistent with prior guidance the full-year organic growth forecast is 1 to 2% and includes approximately 1 percentage point of PLS impact. Operating margin is forecast to exceed 22.5%.

For the fourth quarter 2016, the company expects GAAP EPS to be in a range of $1.31 to $1.41, an increase of 11% at the mid-point. Organic revenue is forecast to be 0 to 2%, and operating margin to be approximately 21.5%. Guidance is based on current foreign exchange rates.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, the impact of product line simplification activities and enterprise initiatives, operating margin, after-tax return on invested capital and the expected impact of acquisitions on financial results. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2015 and Form 10-Q for the second quarter of 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.4 billion in 2015. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has more than 51,000 dedicated colleagues in operations around the world who thrive in the company’s unique decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2016	2015	2016	2015
Operating Revenue	$3,495	$3,354	$10,200	$10,130
Cost of revenue	2,027	1,953	5,890	5,947
Selling, administrative, and research and development expenses	604	581	1,818	1,819
Amortization and impairment of intangible assets	56	59	170	176
Operating Income	808	761	2,322	2,188
Interest expense	(58)	(59)	(174)	(168)
Other income (expense)	13	23	34	65
Income Before Taxes	763	725	2,182	2,085
Income Taxes	228	214	654	636
Net Income	$535	$511	$1,528	$1,449

Net Income Per Share:
Basic	$1.51	$1.40	$4.28	$3.92
Diluted	$1.50	$1.39	$4.25	$3.90

Cash Dividends Per Share:
Paid	$0.55	$0.485	$1.65	$1.455
Declared	$0.65	$0.55	$1.75	$1.52

Shares of Common Stock Outstanding During the Period:
Average	353.5	365.1	357.3	369.3
Average assuming dilution	355.5	367.1	359.3	371.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$2,299	$3,090
Trade receivables	2,496	2,203
Inventories	1,167	1,086
Prepaid expenses and other current assets	223	341
Total current assets	6,185	6,720

Net plant and equipment	1,702	1,577
Goodwill	4,711	4,439
Intangible assets	1,480	1,560
Deferred income taxes	467	346
Other assets	1,164	1,087
	$15,709	$15,729

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,364	$526
Accounts payable	582	449
Accrued expenses	1,180	1,136
Cash dividends payable	228	200
Income taxes payable	132	57
Total current liabilities	3,486	2,368

Noncurrent Liabilities:
Long-term debt	6,329	6,896
Deferred income taxes	131	256
Other liabilities	970	981
Total noncurrent liabilities	7,430	8,133

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,174	1,135
Income reinvested in the business	19,223	18,316
Common stock held in treasury	(14,147)	(12,729)
Accumulated other comprehensive income (loss)	(1,468)	(1,504)
Noncontrolling interest	5	4
Total stockholders’ equity	4,793	5,228
	$15,709	$15,729

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended		Twelve Months Ended December 31,
	September 30,		September 30,
Dollars in millions	2016	2015	2016	2015	2015
Operating income	$808	$761	$2,322	$2,188	$2,867
Tax rate	30.0%	29.6%	30.0%	30.5%	30.1%
Income taxes	(243)	(225)	(697)	(668)	(864)
Operating income after taxes	$565	$536	$1,625	$1,520	$2,003

Invested capital:
Trade receivables	$2,496	$2,339	$2,496	$2,339	$2,203
Inventories	1,167	1,153	1,167	1,153	1,086
Net plant and equipment	1,702	1,601	1,702	1,601	1,577
Goodwill and intangible assets	6,191	6,088	6,191	6,088	5,999
Accounts payable and accrued expenses	(1,762)	(1,635)	(1,762)	(1,635)	(1,585)
Other, net	393	313	393	313	280
Total invested capital	$10,187	$9,859	$10,187	$9,859	$9,560

Average invested capital	$9,973	$10,038	$9,821	$10,039	$9,943
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	(116)	(121)	(114)	(126)	(123)
Adjusted average invested capital	$9,857	$9,917	$9,707	$9,913	$9,820

Adjusted return on average invested capital	23.0%	21.6%	22.3%	20.5%	20.4%

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2016	2015	2016	2015
Net cash provided by operating activities	$624	$706	$1,638	$1,596
Less: Additions to plant and equipment	(81)	(62)	(202)	(209)
Free cash flow	$543	$644	$1,436	$1,387

Net income	$535	$511	$1,528	$1,449
Free cash flow to net income conversion rate	101%	126%	94%	96%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$765	$166	21.8%
Food Equipment	544	149	27.4%
Test & Measurement and Electronics	516	108	21.0%
Welding	361	95	26.5%
Polymers & Fluids	422	89	21.0%
Construction Products	415	94	22.6%
Specialty Products	477	125	26.1%
Intersegment	(5)	—	—%
Total Segments	3,495	826	23.7%
Unallocated	—	(18)	—%
Total Company	$3,495	$808	23.1%

Nine Months Ended September 30, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,091	$512	24.5%
Food Equipment	1,578	405	25.7%
Test & Measurement and Electronics	1,487	274	18.4%
Welding	1,125	282	25.1%
Polymers & Fluids	1,283	266	20.7%
Construction Products	1,223	278	22.7%
Specialty Products	1,429	373	26.1%
Intersegment	(16)	—	—%
Total Segments	10,200	2,390	23.4%
Unallocated	—	(68)	—%
Total Company	$10,200	$2,322	22.8%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2016 vs. Q3 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	6.6%	0.7%	6.6%	(8.5)%	0.8%	1.5%	0.1%	1.6%
Acquisitions/Divestitures	19.2%	—%	—%	—%	—%	(0.2)%	—%	3.5%
Translation	(1.0)%	(2.0)%	(1.3)%	(0.4)%	(0.8)%	0.3%	(0.7)%	(0.9)%
Operating Revenue	24.8%	(1.3)%	5.3%	(8.9)%	—%	1.6%	(0.6)%	4.2%

Q3 2016 vs. Q3 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	90 bps	10 bps	190 bps	(160) bps	20 bps	30 bps	-	30 bps
Changes in Variable Margin & OH Costs	(60) bps	110 bps	230 bps	290 bps	120 bps	110 bps	180 bps	100 bps
Total Organic	30 bps	120 bps	420 bps	130 bps	140 bps	140 bps	180 bps	130 bps
Acquisitions/Divestitures	(370) bps	-	-	-	-	-	-	(80) bps
Restructuring/Other	(20) bps	(10) bps	20 bps	40 bps	60 bps	(190) bps	30 bps	(10) bps
Total Operating Margin Change	(360) bps	110 bps	440 bps	170 bps	200 bps	(50) bps	210 bps	40 bps

Total Operating Margin % *	21.8%	27.4%	21.0%	26.5%	21.0%	22.6%	26.1%	23.1%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	80 bps	80 bps	360 bps	60 bps	430 bps	60 bps	140 bps	170 bps

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2016 vs YTD 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	4.4%	2.8%	2.5%	(9.4)%	1.1%	3.1%	1.2%	1.2%
Acquisitions/Divestitures	6.1%	—%	—%	—%	(0.3)%	(0.2)%	—%	1.1%
Translation	(1.3)%	(1.8)%	(1.3)%	(1.0)%	(2.8)%	(1.7)%	(1.1)%	(1.6)%
Operating Revenue	9.2%	1.0%	1.2%	(10.4)%	(2.0)%	1.2%	0.1%	0.7%

YTD 2016 vs YTD 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	60 bps	60 bps	70 bps	(190) bps	40 bps	80 bps	20 bps	20 bps
Changes in Variable Margin & OH Costs	20 bps	100 bps	190 bps	180 bps	20 bps	200 bps	210 bps	120 bps
Total Organic	80 bps	160 bps	260 bps	(10) bps	60 bps	280 bps	230 bps	140 bps
Acquisitions/Divestitures	(140) bps	-	-	-	-	(10) bps	-	(20) bps
Restructuring/Other	10 bps	40 bps	-	(80) bps	10 bps	10 bps	40 bps	-
Total Operating Margin Change	(50) bps	200 bps	260 bps	(90) bps	70 bps	280 bps	270 bps	120 bps

Total Operating Margin % *	24.5%	25.7%	18.4%	25.1%	20.7%	22.7%	26.1%	22.8%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	40 bps	80 bps	390 bps	90 bps	430 bps	60 bps	150 bps	170 bps

Total ITW Operating Revenue
Operating Revenue	YTD 2016	Full Year 2015	Favorable/(Unfavorable)
Organic	1.2%	(0.4)%	160 bps
Acquisitions/Divestitures	1.1%	(0.2)%	130 bps
Translation	(1.6)%	(6.8)%	520 bps
Operating Revenue	0.7%	(7.4)%	810 bps